FIRST AMENDMENT TO LOAN AGREEMENT

     This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of May 18, 2016, by and between MARSH LANE SURGICAL HOSPITAL, LLC, a Texas limited liability company (“Borrower”), and LEGACYTEXAS BANK, successor to ViewPoint Bank, N.A. (“Lender”), and acknowledged and agreed to by Guarantor.

W I T N E S S E T H:

     WHEREAS, Lender and Borrower previously entered into that certain Loan Agreement, dated as of July 30, 2015 (as amended, restated, supplemented, modified or replaced from time to time, the “Loan Agreement”) pursuant to which Lender agreed to make certain Loans to Borrower as described therein; and WHEREAS, Borrower has requested that certain terms of the Loan Agreement be amended in the manner set forth herein, including, without limitation, to add a revolving credit facility thereto, and Lender, subject to the terms and conditions contained herein, has agreed to such amendments, to be effective as of the date hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereby agree as follows:

     1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

     2. Amendments to the Loan Agreement. Subject to the conditions hereof and upon satisfaction of the terms set forth in Section 5 herein, the Loan Agreement is hereby amended as follows:

     (a) Amendments to Section 1.1.

               (i) The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows: “Advance” means any advance by Lender to Borrower pursuant to Article II.

     “Notes” means, collectively, any and all promissory notes, including but not limited to the Term Note and the Revolving Credit Note, executed at any time by Borrower and payable to the order of Lender, as amended, renewed, replaced, extended, supplemented, consolidated, restated, modified, otherwise changed and/or increased from time to time (and “Note” means any of such Notes).

     “Payment Date” means (a) with respect to the Term Loan, the third Business Day of each calendar month and the Term Loan Maturity Date, and (b) with respect to Revolving Credit Advances, the third Business Day of each calendar month and the Revolving Maturity Date.

     (ii) Clause (iii) of the definition of “Interest Period” in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:

     (iii) no Interest Period shall extend beyond the applicable maturity date of such Loan.

     (iii) The following definitions are hereby added to Section 1.1 of the Loan Agreement, in proper alphabetical order thereto: “Account” means any right of a Person to payment for goods sold or leased or for services rendered, but shall not include interest or service charges.

     “Account Debtor” means a Person who is obligated on or under an Account.

     “Advance Request Form” means a certificate, substantially in the form of Exhibit B attached hereto, properly completed and signed by a Responsible Officer of Borrower providing notice of a borrowing of a Revolving Credit Advance.

     “Borrowing Base” means, at any time, an amount equal to the sum of seventy percent (70%) of Eligible Accounts.

     “Borrowing Base Report” means a certificate setting forth the Borrowing Base, substantially in the form of Exhibit C attached hereto, prepared by and certified by a Responsible Officer of Borrower.

     “Commitments” means, collectively, the Revolving Credit Commitment, and any other commitment of Lender from time to time hereunder (and each individually, a “Commitment”).

     “Eligible Accounts” means, at any time, all Accounts of the Loan Parties created in the ordinary course of business which satisfy each of the following conditions:

     (a) The Account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

     (b) The Account has not been outstanding for more than one hundred and twenty (120) days past the original date of invoice;

     (c) The Account does not represent a commission, and the Account is owed as a result of (i) the sale of goods by a Loan Party in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the Account Debtor, or (ii) services performed or to be performed by a Loan Party in the ordinary course of business;

     (d) The Account arises from an enforceable contract;

     (e) The Account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

     (f) A Loan Party has good and indefeasible title to the Account and the Account is not subject to any Lien except Liens in favor of Lender;

     (g) The Account does not arise out of a contract with or order from, an Account Debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by a Loan Party to Lender in and to such Account;

     (h) The Account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

     (i) The Account Debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

     (j) The Account is not evidenced by chattel paper or an instrument;

     (k) No default exists under the Account by any party thereto;

     (l) The Account Debtor has not returned or refused to retain, or otherwise notified any Loan Party of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

     (m) The Account is not owed by an Affiliate, employee, officer, director or shareholder of any Loan Party;

     (n) The Account is payable in Dollars by the Account Debtor;

     (o) The Account Debtor is domiciled in the United States of America or if the Account Debtor is domiciled outside of the United States of America, the Accounts of such Account Debtor are backed by letters of credit in form and substance satisfactory to Lender;

     (p) The Account Debtor is any Person other than the United States of America or any state, department, agency, or instrumentality thereof, including (i) the United States of America acting under the Medicaid or Medicare programs or any other federal health care program, (ii) any state, territory or the District of Columbia acting pursuant to a health plan adopted pursuant to the Medicaid or Medicare programs, or any other state health care program or (iii) any agent, carrier, administrator or intermediary for any of the foregoing;

     (q) The Account does not represent a “self-pay” claim; or

     (r) The Account is otherwise acceptable in the sole discretion of Lender; provided that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.

     The amount of the Eligible Accounts owed by an Account Debtor to a Loan Party shall be reduced by the amount of all “contra accounts” (not including Accounts owed to any Loan Party by Lender) and other obligations owed by a Loan Party to such Account Debtor.

     “First Amendment Effective Date” means May 16, 2016.

     “Revolving Credit Advance” means any Advance made by Lender to Borrower pursuant to Section 2.5 of this Agreement.

     “Revolving Credit Commitment” means the obligation of Lender to make Revolving Credit Advances pursuant to Section 2.5, in an aggregate principal amount at any time outstanding up to but not exceeding Three Million and No/100 Dollars ($3,000,000.00), subject, however, to termination pursuant to Section 10.2, reduction or termination pursuant to Section 2.5(a)(v), or increase pursuant to Section 2.5(a)(vi).

     “Revolving Credit Note” means that certain Revolving Credit Note, dated as of the First Amendment Effective Date, in the principal amount of the Revolving Credit Commitment in effect as of the First Amendment Effective Date, executed by Borrower and payable to the order of Lender, and all amendments, extensions, renewals, replacements, increases and modifications thereof.

     “Revolving Maturity Date” means May 16, 2017, or such earlier date on which the Revolving Credit Commitment terminates and such amounts thereunder become due and payable as provided in this Agreement.

     (b) Amendments to Section 2.2(b). Section 2.2(b) is hereby amended and restated to read in its entirety as follows:

     (b) Applicable Rate. Subject to the provisions of subsections (c), (f), and (g) below, (i) the Term Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to the lesser of (A) the Maximum Lawful Rate and (B) the Applicable Rate, and (ii) each Revolving Credit Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing date thereof at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate and (ii) the Applicable Rate.

     (c) Amendments to Section 2.2(j). Section 2.2(j) is hereby amended and restated to read in its entirety as follows:

     (j) Survival. All of Borrower’s obligations under this Section 2.2 shall survive termination of the Commitments and repayment in full of all Obligations hereunder.

     (d) Amendments to Section 2.3. Section 2.3 of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:

“The proceeds of the Revolving Credit Advances shall be used by Borrower for working capital and general corporate purposes in the ordinary course of business.”

     (e) Addition of New Section 2.5. A new Section 2.5 is hereby added to the Loan Agreement, immediately following Section 2.4 thereof, to read in its entirety as follows:

     Section 2.5 Revolving Credit Advances.

     (a) Revolving Credit Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Revolving Credit Advances to Borrower from time to time from the First Amendment Effective Date to, but not including, the Revolving Maturity Date in an aggregate principal amount at any time outstanding up to, but not exceeding, the amount of the Revolving Credit Commitment; provided that the aggregate principal amount of all Revolving Credit Advances at any time outstanding shall not exceed the lesser of (i) the Revolving Credit Commitment or (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow under this Section 2.5(a). Revolving Credit Advances shall bear interest as set forth in Section 2.2(b).

     (i) The Revolving Credit Note. The obligation of Borrower to repay the Revolving Credit Advances and interest thereon shall be evidenced by the Revolving Credit Note.

     (ii) Repayment of Revolving Credit Advances. Borrower shall repay the outstanding principal amount of all Revolving Credit Advances on the Revolving Maturity Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement.

     (iii) Interest on Revolving Credit Advances. Interest on each Revolving Credit Advance shall be due and payable in arrears on each Payment Date applicable thereto, commencing with the first such date to occur after the First Amendment Effective Date, and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     (iv) Borrowings of Revolving Credit Advances.

     (A) Each borrowing of a Revolving Credit Advance shall be made upon Borrower’s irrevocable notice to Lender, which may be given by telephone. Each such notice must be received by Lender not later than 2:00 p.m. three (3) Business Days prior to the requested date of any borrowing. Each such telephonic notice must be confirmed promptly by delivery to Lender of a written Advance Request Form, appropriately completed and signed by a Responsible Officer of Borrower. Each Advance Request Form (whether telephonic or written) shall specify (1) the requested date of the borrowing (which shall be a Business Day) and (2) the principal amount of the Revolving Credit Advance to be borrowed. Subject to the terms and conditions of this Agreement, each Revolving Credit Advance shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower and maintained with Lender at the Principal Office.

     (B) Revolving Credit Advances shall be in a minimum amount of $25,000 (or such lesser amount that exhausts any remaining availability under the Revolving Credit Commitment).

     (C) Borrower may request a Revolving Credit Advance no more frequently than once per week.

     (D) Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

     (E) Upon satisfaction of all applicable conditions, Lender shall make the proceeds of each Revolving Credit Advance available to Borrower in accordance with instructions provided to (and reasonably acceptable to) Lender by Borrower.

     (v) Reduction or Termination of Revolving Credit Commitment. Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Revolving Credit Commitment upon at least three (3) Business Days prior notice (which notice shall be irrevocable) to Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of $50,000 or an integral multiple thereof (or the entire remaining amount) and Borrower shall simultaneously prepay the amount by which the unpaid principal amount of Revolving Credit Advances exceeds the lesser of (i) the Revolving Credit Commitment or (ii) the Borrowing Base (after giving effect to such notice), plus accrued and unpaid interest on the principal amount so prepaid. The Revolving Credit Commitment may not be reinstated after it has been terminated or reduced. All unused fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.

     (vi) Increase of Revolving Credit Commitment. Provided no Default or Event of Default exists, Borrower may, on a one-time basis, request in writing that the amount of the Revolving Credit Commitment be increased by an amount not exceeding $2,000,000.00. Promptly after delivery of such request, Borrower shall deliver to Lender such documents as Lender may reasonably request, including, at a minimum, the audited financial statements of Parent for the 2015 fiscal year. Within a reasonable time after receipt of such request, Lender shall notify Borrower whether or not it consents to such increase of the Revolving Credit Commitment. Any election by Lender to increase the amount of the Revolving Credit Commitment shall be made in its sole and absolute discretion. If Lender consents to such increase, Borrower shall deliver to Lender, as a condition precedent to such increase, such documents as Lender or its legal counsel may reasonably request, including, without limitation, (1) an amended and restated Revolving Credit Note, dated as of the effective date of such increase, in the maximum principal amount of the Revolving Credit Commitment after giving effect to such increase, (2) a certificate of Borrower, dated as of the effective date of such increase and signed by a Responsible Officer of Borrower, (x) certifying and attaching the resolutions adopted by Borrower approving or consenting to such increase, and (y) certifying that, both before and after giving effect to such increase, the conditions specified in Section 5.2(b) and (c) have been satisfied, and (3) a written consent of Healthcare Financial Solutions, LLC, as the successor in interest to General Electric Capital Corporation (“GECC”), to such increase, if and to the extent such consent is required by the terms of that certain Subordination Agreement, dated as of July 30, 2015, by and between Lender and GECC.

     (vii) Unused Fee. Borrower agrees to pay to Lender an unused fee equal to 0.50% times the actual daily amount by which the Revolving Credit Commitment exceeds the aggregate principal amount of all Revolving Credit Advances at any time outstanding. The unused fee shall accrue at all times from the First Amendment Effective Date through and including the Revolving Maturity Date and shall be due and payable monthly in arrears on each Payment Date applicable thereto, commencing with the first such date to occur after the First Amendment Effective Date, and on the Revolving Maturity Date.

     (f) Amendments to Section 3.2(a). Section 3.2(a) is hereby amended and restated to read in its entirety as follows:

     (a) Voluntary Prepayments. Borrower may, upon notice to Lender, at any time or from time to time voluntarily prepay the Term Loan or Revolving Credit Advances in whole or in part without premium or penalty; provided that, and notwithstanding anything to the contrary contained in this Agreement, such notice must be received by Lender not later than 2:00 p.m. three Business Days prior to the date of prepayment. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest thereon. Any prepayment of the Term Loan shall be applied thereto in inverse order of scheduled maturities.

     (g) Amendments to Section 3.2(b)(v).

     (i) Section 3.2(b)(v) is hereby amended and restated to read in its entirety as follows:

     (v) Application of Prepayments. Each prepayment of Loans pursuant to the foregoing clauses of this Section 3.2(b) shall be applied first to prepay the Term Loan in inverse order of scheduled maturities until the Term Loan has been repaid in full, and then to prepay Revolving Credit Advances.

     (ii) Section 3.2(b) is hereby amended by adding a new clause (vi) thereto, immediately following clause (v) thereof, to read in its entirety as follows:

     (vi) Revolving Credit Overadvance. If for any reason the aggregate principal amount of all Revolving Credit Advances at any time exceeds the lesser of (A) the Revolving Credit Commitment or (B) the Borrowing Base, Borrower shall immediately prepay Revolving Credit Advances in an aggregate amount equal to such excess.

     (h) Amendments to Section 3.3(c). The last sentence of Section 3.3(c) is hereby amended and restated to read in its entirety as follows:

     “This indemnity shall survive termination of the Commitments and repayment in full of all Obligations hereunder.”

      (i) Amendments to Section 3.3(e). Section 3.3(e) is hereby amended and restated to read in its entirety as follows: (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.3 shall survive termination of the Commitments and repayment in full of all Obligations hereunder.

     (j) Addition of New Section 5.2. A new Section 5.2 is hereby added to the Loan Agreement, immediately following Section 5.1 thereof, to read in its entirety as follows:

     Section 5.2 Conditions Precedent to Revolving Credit Advances. The obligation of Lender to make any Revolving Credit Advance is subject to the following conditions precedent:

     (a) Request for Advance; Borrowing Base Report. With respect to any request for a Revolving Credit Advance, Lender shall have received, in accordance with this Agreement, (i) an Advance Request Form and (ii) a Borrowing Base Report, each dated the date of such Revolving Credit Advance and executed by a Responsible Officer of Borrower;

     (b) No Default, Material Adverse Effect. No Default or Material Adverse Effect shall have occurred and be continuing, or would result from or after giving effect to such Revolving Credit Advance; and

     (c) Representations and Warranties. All of the representations and warranties contained in Article VI hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Revolving Credit Advance with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

     (k) Amendments to Article VII.

     (i) The lead-in sentence to Article VII is hereby amended and restated to read in its entirety as follows:

“Borrower covenants and agrees that, as long as the Obligations (other than contingent indemnification and reimbursement obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto) or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the following affirmative covenants, unless Lender shall otherwise consent in writing:”

     (ii) Section 7.1(a) is hereby amended and restated to read in its entirety as follows:

(a) Annual Financial Statements of Parent. As soon as available, and in any event within 120 days after the end of each fiscal year of Parent, a copy of the annual audit report of Parent and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the fiscal year then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;

     (iii) Section 7.1 is hereby amended by adding a new subsection (l) thereto, immediately following subsection (k) thereof, to read in its entirety as follows:

     (l) Borrowing Base Report. (1) In connection with any request for a Revolving Credit Advance, and (2) as soon as available, and in any event within twenty (20) days after the end of each calendar month, a duly completed Borrowing Base Report, together with each of:

     (i) an account receivable aging, classifying the Loan Parties’ accounts receivable in categories of 0-30, 31-60, 61-90, 91- 120, and over 120 days from date of invoice, in such form and detail as Lender shall require; and

     (ii) an account payable aging, classifying the Loan Parties’ accounts payable in categories of 0-30, 31-60, 61-90, 91-120, and over 120 days from date of invoice, in such form and detail as Lender shall require.

     (l) Amendments to Article VIII. The lead-in sentence to Article VIII is hereby amended and restated to read in its entirety as follows:

“Borrower covenants and agrees that, as long as the Obligations (other than contingent indemnification and reimbursement obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto) or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the following negative covenants, unless Lender shall otherwise consent in writing:”

     (m) Amendments to Article IX. The lead-in sentence to Article IX is hereby amended and restated to read in its entirety as follows:

     “Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will, at all times, perform and observe the following financial covenants, unless Lender shall otherwise consent in writing:”

     (n) Amendments to Section 10.2. Section 10.2 is hereby amended and restated to read in its entirety as follows:

     Section 10.2 Remedies Upon Default. If any Event of Default occurs and is continuing, Lender may take any or all of the following actions:

     (a) declare any Commitment, or all of them, to be terminated, whereupon each such Commitment shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

     (c) exercise all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the Commitments shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Lender.

     (o) Amendments to Section 11.9. The last sentence of Section 11.9 is hereby amended and restated to read in its entirety as follows:

“Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 11.1 and 11.2 shall survive termination of the Commitments and repayment in full of all Obligations hereunder.”

     (p) Amendment to Lender’s Notice Address. Lender’s address for notices delivered pursuant to the Loan Agreement and the other Loan Documents shall be amended to the following:

Address for Notices:	LegacyTexas Bank
8411 Preston Road, Suite 600
Dallas, Texas 75225
Fax No.:	(214) 473-2331
Telephone No.:	(214) 217-7044
Attention:	Lindsey Burris

e-mail:	Lindsey.Burris@legacytexas.com

     (q) Addition of New Exhibit B. A new Exhibit B is hereby added to the Loan Agreement as the Exhibit B attached hereto for all purposes under the Loan Agreement, and any reference to Exhibit B in any Loan Document shall refer to the Exhibit B attached hereto.

     (r) Addition of New Exhibit C. A new Exhibit C is hereby added to the Loan Agreement as the Exhibit C attached hereto for all purposes under the Loan Agreement, and any reference to Exhibit C in any Loan Document shall refer to the Exhibit C attached hereto.

     3. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, Borrower hereby acknowledges and agrees that the Loan Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     4. Representations and Warranties. Borrower hereby certifies that after giving effect to this Amendment:

     (a) All of the representations and warranties in the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date;

     (b) This Amendment has been duly authorized, executed and delivered by Borrower and Guarantor and constitutes a legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, except as limited by Debtor Relief Laws and general principles of equity; and

     (c) No Default or Material Adverse Effect exists.

     5. Conditions to Effectiveness. This Amendment shall not be effective until the following conditions precedent have been satisfied:

     (a) Lender shall have received, in form and substance satisfactory to Lender, each of the following:

     (i) counterparts of this Amendment executed by Borrower and Lender and ratified by Guarantor;

     (ii) the Revolving Credit Note executed by Borrower;

     (iii) a written consent of Healthcare Financial Solutions, LLC, as the successor in interest to General Electric Capital Corporation (“GECC”), to the transactions contemplated by this Amendment, as required by the terms of that certain Subordination Agreement, dated as of July 30, 2015, by and between Lender and GECC;

     (iv) resolutions of the governing body of each of Borrower and Guarantor certified by a Responsible Officer of such Person, which authorize the execution, delivery, and performance by such Person of this Amendment and the other Loan Documents to be executed by such Person in connection herewith;

      (v) a certificate of incumbency certified by a Responsible Officer of each of Borrower and Guarantor certifying (A) the names of the individuals or other Persons authorized to sign this Amendment and the other Loan Documents to be executed by such Person in connection herewith on behalf of such Person, together with specimen signatures of such Persons, and (B) that the Constituent Documents of such Person have not been amended, modified, or repealed in any respect since the Closing Date and are in full force and effect as of the date hereof;

     (vi) certificates of the appropriate government officials of the state of incorporation or organization of each of Borrower and Guarantor as to the existence and good standing of such Person, each dated as of a date acceptable to Lender;

     (vii) a commitment fee equal to 1.00% times the Revolving Credit Commitment; and

     (viii) such other documents, instruments and certificates as reasonably requested by Lender;

     (b) Lender shall have received payment or evidence of payment of (i) all costs, fees and expenses owed by Borrower to Lender including, without limitation, the reasonable fees and expenses of Winstead PC, counsel to Lender; and (ii) all other fees agreed to be paid;

     (c) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that all actions required to be taken by Borrower in connection with the transactions contemplated by this Amendment have been taken; and

     (d) the representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects as of the date hereof.

Upon the satisfaction of the conditions set forth in this Section 5, this Amendment shall be effective as of the date hereof.

     6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original (including facsimile and electronic copies), but all of which together shall constitute one and the same instrument.

     7. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas.

     8. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision held to be invalid or illegal.

     9. No Novation. This Amendment is given as an amendment and modification of, and not as a payment of, the obligations of Borrower and Guarantor under the Loan Agreement and each other Loan Document and is not intended to constitute a novation of the Loan Agreement or any other Loan Document. All of the indebtedness, liabilities and obligations owing by Borrower and Guarantor under the Loan Agreement and the other Loan Documents shall continue.

     10. Loan Document. This Amendment is a Loan Document and is subject to the terms of the Loan Agreement.

     11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Lender.

     12. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

MARSH LANE SURGICAL HOSPITAL, LLC,
a Texas limited liability company

By:	NORTHSTAR HEALTHCARE SUBCO, L.L.C.,
a Delaware limited liability company,
its sole Manager

By:	/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

First Amendment to Loan Agreement – Signature Page

LENDER:

LEGACYTEXAS BANK,
successor to ViewPoint Bank, N.A.

By:	/s/ Lindsey Burris
Lindsey Burris
Corporate Healthcare Banking Officer

First Amendment to Loan Agreement – Signature Page

REAFFIRMATION OF GUARANTY

     By signing below, Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by Borrower of this Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty, and (e) acknowledges and agrees that the term “Guaranteed Obligations” as defined in its Guaranty now includes, without limitation, the Revolving Credit Advances.

GUARANTOR:

NOBILIS HEALTH CORP.,
a corporation formed under the laws of the
province of British Columbia

By:	/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

First Amendment to Loan Agreement – Signature Page

Exhibit B

[See attached.]

ADVANCE REQUEST FORM

To: LegacyTexas Bank
8411 Preston Road, Suite 600
Dallas, Texas 75225
Attention: Lindsey Burris

     Ladies and Gentlemen:

     The undersigned is a Responsible Officer of Marsh Lane Surgical Hospital, LLC, a Texas limited liability company (“Borrower”) and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement, dated as of July 30, 2015 (as the same may be amended, restated, supplemented or modified from time to time, the “Loan Agreement”) between Borrower and LegacyTexas Bank, successor to ViewPoint Bank, N.A. (“Lender”). All terms defined in the Loan Agreement shall have the same meaning herein. In accordance with the Loan Agreement, Borrower hereby requests a Revolving Credit Advance (the “Requested Advance”):

A. On __________________________ (a Business Day).

B. In the principal amount of $ ________________.

     In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements are true and correct as of the date hereof:

     (i) No Default or Material Adverse Effect has occurred and is continuing or would result from or after giving effect to the Requested Advance.

     (ii) All of the representations and warranties contained in Article VI of the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date, except to the extent such representations and warranties speak to a specific date.

     (iii) The amount of the Requested Advance, when added to the aggregate principal amount of all Revolving Credit Advances outstanding as of the date hereof, shall not exceed the lesser of (a) the Revolving Credit Commitment or (b) the Borrowing Base.

     (iv) All information supplied below is true, correct, and complete as of the date hereof.

[Continued on next page]

Advance Request Form – Page 2

ADVANCE REQUEST INFORMATION

		(a)	(a)	Revolving Credit Commitment:	$
		(b)	(b)	Current Borrowing Base:	$
		(c)	(c)	Outstanding principal amount of Revolving Credit Advances:	$

(d)	(d)	Net availability for the Requested Advance [lesser ofline (a) or (b) minus line (c)]:			$

		(e)	(e)	Amount of Requested Advance:	$
		(f)	(f)	Date of Requested Advance:

Advance Request Form – Page 3

BORROWER:

MARSH LANE SURGICAL HOSPITAL, LLC,
a Texas limited liability company

By:	NORTHSTAR HEALTHCARE SUBCO, L.L.C.,
a Delaware limited liability company,
its sole Manager

By:
Name:
Its:

Borrowing Base Report - 4

Exhibit C

[See attached.]

BORROWING BASE REPORT

For the month ended _____________, 20___ (the “Subject Period”)

LENDER:	LegacyTexas Bank

BORROWER:	Marsh Lane Surgical Hospital, LLC, a Texas limited liability company

This certificate is delivered pursuant to Section 7.1(k) of that certain Loan Agreement, dated as of July 30, 2015 (as the same may be amended, restated, supplemented or modified from time to time, the “Loan Agreement”) between Borrower and Lender. All terms defined in the Loan Agreement shall have the same meaning herein.

The undersigned certifies to Lender on the date hereof that (a) the undersigned is a Responsible Officer of Borrower, and that, as such, is authorized to execute this Certificate on behalf of Borrower, (b) no Default or Material Adverse Effect has occurred and is continuing, (c) all of the representations and warranties contained in Article VI of the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date, except to the extent such representations and warranties speak to a specific date, (d) a review of the activities of Borrower and its Subsidiaries during the Subject Period has been made under the supervision of the undersigned with a view to determining the amount of the current Borrowing Base, (e) the Accounts included in the Borrowing Base below meet all conditions to qualify for inclusion as “Eligible Accounts” under the Loan Agreement, and (f) the information set forth below is true and correct as of the last day of the Subject Period.

AT END OF
SUBJECT
LINE		PERIOD

13.	Total Accounts:	$ ___________________

14.	Ineligible Accounts:	$ ___________________

(a)

The Account does not comply with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

Borrowing Base Report - 5

AT END OF
SUBJECT
LINE	PERIOD

(b)	The Account has been outstanding for more than one hundred and twenty (120) days past the original date of invoice;

(c)

The Account represents a commission, or the Account is not owed as a result of (i) the sale of goods by a Loan Party in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the Account Debtor, or (ii) services performed by a Loan Party in the ordinary course of business;

(d)	The Account does not arise from an enforceable contract;

(e)	The Account arises from the sale of any good that is on a bill-and- hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

(f)	No Loan Party has good and indefeasible title to the Account, or the Account is subject to any Lien other than Liens in favor of Lender;

(g)

The Account arises out of a contract with or order from, an Account Debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by a Loan Party to Lender in and to such Account;

(h)	The Account is subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

(i)

The Account Debtor is insolvent or is the subject of any bankruptcy or insolvency proceeding or has made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(j)	The Account is evidenced by chattel paper or an instrument;

(k)	A default exists under the Account by any party thereto;

Borrowing Base Report - 6

AT END OF
SUBJECT
LINE	PERIOD

(l)

The Account Debtor has returned or refused to retain, or has otherwise notified a Loan Party of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

(m)	The Account is owed by an Affiliate, employee, officer, director or shareholder of any Loan Party;

(n)	The Account is not payable in Dollars by the Account Debtor;

(o)	The Account Debtor is domiciled outside of the United States of America, and the Accounts of such Account Debtor are not backed by letters of credit in form and substance satisfactory to Lender;

(p)

The Account Debtor is the United States of America or any state, department, agency, or instrumentality thereof, including (i) the United States of America acting under the Medicaid or Medicare programs or any other federal health care program, (ii) any state, territory or the District of Columbia acting pursuant to a health plan adopted pursuant to the Medicaid or Medicare programs, or any other state health care program or (iii) any agent, carrier, administrator or intermediary for any of the foregoing;

(q)	The Account represents a “self-pay” claim;

(r)

The Account is otherwise not acceptable in the sole discretion of Lender; provided that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.

The amount of the Eligible Accounts owed by an Account Debtor to a Loan Party shall be reduced by the amount of all “contra accounts” (not including Accounts owed to any Loan Party by Lender) and other obligations owed by a Loan Party to such Account Debtor.

15.	Total Eligible Accounts [Line 1 minus Line 2]:	$ ___________________

16.	Outstanding principal amount of Revolving Credit Advances as of the last day of the Subject Period:	$ ___________________

17.	Borrowing Base [Line 3 multiplied by 70%]:	$ ___________________

Borrowing Base Report - 7

AT END OF
SUBJECT
LINE	PERIOD

18.	Amount of Revolving Credit Commitment:	$ ___________________

19.	Lesser of Line 5 or Line 6:	$ ___________________

20.	Amount available for borrowing [Line 7 minus Line 4]:	$ ___________________

Borrowing Base Report - 8

MARSH LANE SURGICAL HOSPITAL, LLC,
a Texas limited liability company

By:	NORTHSTAR HEALTHCARE SUBCO, L.L.C.,
a Delaware limited liability company,
its sole Manager

By:
Name:
Title: